Exhibit 99.2

BridgeBio Prices Offering of $500 Million Convertible Senior Notes due 2031 to Refinance Senior Secured Debt

-	Refinancing term debt facility lowers interest expense, eliminates near-term amortization payments, and significantly extends debt maturity

-	Offering priced at 1.75% interest rate and 45% conversion premium

PALO ALTO, Calif. – February 25, 2025 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (the “Company,” “we” or “BridgeBio”) announced today the pricing of $500 million aggregate principal amount of 1.75% convertible senior notes due 2031 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company granted the initial purchasers an option to purchase up to an additional $75 million aggregate principal amount of notes. The sale of the notes is expected to close on February 28, 2025, subject to customary closing conditions.

The Company estimates that the net proceeds from the sale of the notes will be approximately $489.5 million (or approximately $563.0 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by the Company. The Company intends to use a portion of the net proceeds from the offering to repay all outstanding borrowings under and terminate its Financing Agreement, dated as of January 17, 2024, with the lenders party thereto and Blue Owl Corporation, as administrative agent, as amended (the “Financing Agreement”), and pay any fees related thereto. The termination of the Financing Agreement, which accounted for approximately $51.5 million of cash paid for interest in 2024 and contains various restrictive covenants, will provide the Company with reduced pro forma interest expense and greater operational flexibility.

The Company intends to use approximately $48.3 million of the remaining net proceeds from the offering to repurchase 1,405,411 shares of its common stock from certain purchasers of the notes in privately negotiated transactions effected through one of the initial purchasers or an affiliate thereof and entered into concurrently with the pricing of the notes (such transactions, the “share repurchases”). The agreed to purchase price per share of the Company’s common stock in the share repurchases is equal to the last reported sale price of the Company’s common stock of $34.35 per share on the Nasdaq Global Select Market on February 25, 2025. The share repurchases could increase (or reduce the size of any decrease in) the market price of the Company’s common stock, and could have resulted in a higher effective conversion price for the notes. The Company expects to use the remaining net proceeds from the offering for general corporate purposes.

The notes will bear interest at a rate of 1.75% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning September 1, 2025. The notes will mature on March 1, 2031, unless earlier converted, redeemed or repurchased. Prior to December 2, 2030, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The notes will be convertible at the option of the holders, subject to certain conditions and during certain periods, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, with the form of consideration determined at the Company’s election.

The conversion rate will initially be 20.0773 shares of the Company’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $49.81 per share of the Company’s common stock). The initial conversion price of the notes represents a premium of approximately 45.0% over the last reported sale price of the Company’s common stock of $34.35 per share on February 25, 2025.

The Company may not redeem the notes prior to March 6, 2028. On or after March 6, 2028 and on or before the 41st scheduled trading day immediately before the maturity date of the notes, the Company may redeem for cash all or any portion of the notes, at its option at any time, and from time to time, if (i) the last reported sale price per share of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption and (ii) certain other conditions are satisfied. The redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of the notes will have the right to require the Company to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events.

When issued, the notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s unsecured indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness and obligations to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The notes and the shares of common stock issuable upon conversion of the notes, if any, are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the shares of common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About BridgeBio

BridgeBio is a new type of biopharmaceutical company founded to discover, create, test, and deliver transformative medicines to treat patients who suffer from genetic diseases. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including statements relating to whether we will issue the notes, the anticipated use of the net proceeds from the offering and the expectations regarding the effect of the share repurchases, reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024 and our other filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Bubba Murarka, EVP Communications
contact@bridgebio.com
(650)-789-8220

Source: BridgeBio Pharma, Inc.